SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2008

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02.  Termination of a Material Definitive Agreement.

On June 16, 2008, Station Casinos, Inc. (the “Company”) and Lorenzo Fertitta, President of the Company, entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides that Lorenzo Fertitta’s employment with the Company will terminate effective June 30, 2008 (the “Termination Date”). Under the terms of the Separation Agreement, the Company shall provide Lorenzo Fertitta with continued payments of base pay through the Termination Date, reimbursement for expenses incurred but not paid prior to the Termination Date and, subject to certain terms and conditions contained therein, continued group medical and dental insurance coverages for Lorenzo Fertitta and his dependents for so long as Lorenzo Fertitta serves as a member of the Board of Directors of the Company.

In addition to the benefits described above, the Separation Agreement provides for a release by Lorenzo Fertitta of any claims against the Company, Colony Capital, LLC, Fertitta Colony Partners LLC, Fertitta Partners LLC and each of their parent companies, affiliates and subsidiaries, and each of their respective agents, employees, managers, representatives, officers, directors, advisors, investors, successors and assigns, relating to his employment with the Company or the termination of his employment with the Company. Lorenzo Fertitta however did not release any of his direct and indirect rights under (i) the Second Amended and Restated Operating Agreement of Fertitta Colony Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time, (ii) the Amended and Restated Operating Agreement of Fertitta Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time, (iii) the Amended and Restated Operating Agreement of FCP Voteco, LLC, dated as of November 7, 2007, as the same may be amended from time to time, and (iv) the Equityholders Agreement of the Company, Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of November 7, 2007, as the same may be amended from time to time.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Separation Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2008, Lorenzo Fertitta executed the Separation Agreement pursuant to which he shall cease to be President of the Company effective June 30, 2008. He will continue to serve in his capacity as Vice Chairman of the Board of Directors of the Company. Lorenzo Fertitta shall also resign from all other positions as an officer or director of the Company’s subsidiaries, effective June 30, 2008.

On June 16, 2008, the Company’s Board of Directors appointed Frank J. Fertitta, III to succeed Lorenzo Fertitta as President of the Company, effective June 30, 2008. In addition to serving as President, Frank J. Fertitta, III will continue to serve in his capacity as Chief Executive Officer and Chairman of the Board of Directors of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Separation Agreement and General Release, dated June 16, 2008, by and between Station Casinos, Inc. and Lorenzo Fertitta.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: June 18, 2008	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer